Exhibit 3.3

                                    COMPOSITE
                          CERTIFICATE OF INCORPORATION
                              OF PHIBRO-TECH, INC.

      The undersigned, a natural person for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

      FIRST: The name of the Corporation is:

                                Phibro-Tech, Inc.

      SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH:

      1. Classes of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five thousand seven hundred and sixty (5,760), (a) divided into two classes of common stock, consisting of (i) four thousand (4,000) shares of Class A Common Stock, par value of one cent ($0.01) per share ("Class A Common Stock"), and (ii) seven hundred and sixty (760) shares of Class B Common Stock, par value of one cent ($0.01) per share ("Class B Common Stock") (together, the "Common Stock") and
(b) one thousand (1,000) shares of Preferred Stock having a par value of one cent ($0.01) per share (the "Preferred Stock").

      2. Series of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with the authority to designate by resolution or resolutions the powers, preferences and relative, participating, optional


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or other rights, if any, and the qualifications, limitation or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price or liquidation preference, or any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

      3. Identical Rights. Except as otherwise set forth in this article FOURTH, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences and rights, and the same qualifications, limitations and restrictions thereof.

      4. Voting Rights. Each issued and outstanding share of Class A Common Stock shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no share of Class B Common Stock shall entitle the holder thereof to any voting power whatsoever, to any right to participate in any meeting of stockholders, or to have any notice of any meeting of stockholders.

      5. Subdivision and Combination. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided and combined.

      6. Increase or Decrease in Number of Shares. The number of authorized shares of any class or series of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon and the holders of such class or series, or of any other class or series of capital stock of the Corporation shall not be entitled to vote on such amendment separately as a class or series."


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      FIFTH: The name and mailing address of the sole incorporator is:

      NAME                      MAILING ADDRESS
      ----                      ---------------
      Jill A.G. Rosenbluth      c/o Weil, Gotshal & Manges
                                767 Fifth Avenue
                                New York, New York 10153

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

      EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109 (a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend to repeal the by-laws of the Corporation.

      NINTH: The Corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation


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Law of Delaware, as amended form [sic] time to time, all persons whom it may indemnify pursuant thereto.

      TENTH: No Director shall be personally liable to the Corporation or any such holder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders,
(ii) shall not have acted in good faith or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or knowing violation of law or in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment repeal or adoption of an inconsistent provision. This Article TENTH shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article TENTH.

      ELEVENTH: Election of directors need not be by written ballot.

      TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 9th day of August 1990.


                                    /s/ Jill A. G. Rosenbluth
                                    -------------------------
                                    Jill A. G. Rosenbluth
                                    Sole Incorporator


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